Exhibit 4.2
NII CAPITAL CORP.
$800,000,000
10% Senior Notes due 2016
REGISTRATION RIGHTS AGREEMENT
New York, New York
August 18, 2009
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     NII Capital Corp., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to certain purchasers (the “Initial Purchasers”) its 10% Senior Notes due 2016 (the “Notes”), upon the terms set forth in the Purchase Agreement among the Company, the Guarantors (as defined herein) and the Initial Purchasers dated August 13, 2009 (the “Purchase Agreement”) relating to the initial placement (the “Initial Placement”) of the Notes. The Notes will be unconditionally guaranteed on a senior unsecured basis by each of the entities listed on Schedule I (the “Guarantors”) as provided for in the Indenture (as defined herein) (the “Guarantees” and, together with the Notes, the “Securities”). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Company and the Guarantors, jointly and severally, agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) and the Exchange Securities (as defined herein) (each a “Holder” and, collectively, the “Holders”), as follows:
     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Additional Interest” shall have the meaning set forth in Section 8 hereof.

     “Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.
     “Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a federal legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Closing Date” shall mean the date of the first issuance of the Securities.
     “Commission” shall mean the Securities and Exchange Commission.
     “Deferral Period” shall have the meaning indicated in Section 4(k)(ii) hereof.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Exchange Securities” shall mean debt securities of the Company and the related guarantees of the Guarantors as provided for in the Indenture identical in all material respects to the Securities (except that the Additional Interest provisions and transfer restrictions shall be eliminated) to be issued under the Indenture.
     “Exchange Offer Registration Period” shall mean the 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement, or such shorter period as will terminate when all Securities covered by the Exchange Offer Registration Statement have been exchanged pursuant thereto.
     “Exchange Offer Registration Statement” shall mean a registration statement of the Company and the Guarantors on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for Exchange Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company, any Guarantor, or any Affiliate of either the Company or any Guarantor).
     “Final Memorandum” shall have the meaning set forth in the Purchase Agreement.
     “FINRA Rules” shall mean the rules of the Financial Industry Regulatory Authority.
     “Freely Tradable” shall mean, with respect to a Security, a Security that at any time of determination (i) may be sold to the public in accordance with Rule 144 under the Act by a person that is not an “affiliate” (as defined in Rule 144 under the Act) of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (ii) does not bear any restrictive legends relating to the Act or any restrictive CUSIP numbers.
     “Guarantors” shall have the meaning set forth in the preamble hereto.
     “Holder” shall have the meaning set forth in the preamble hereto.
     “Indenture” shall mean the Indenture relating to the Notes, dated as of August 18, 2009 among the Company, the Guarantors and Wilmington Trust Company, as trustee, as the same may be amended from time to time in accordance with the terms thereof.
     “Initial Placement” shall have the meaning set forth in the preamble hereto.
     “Initial Purchasers” shall have the meaning set forth in the preamble hereto.
     “Losses” shall have the meaning set forth in Section 6(d) hereof.
     “Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities and/or Exchange Securities, as applicable, registered under a Registration Statement.
     “Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Shelf Registration Statement.
     “Notes” shall have the meaning set forth in the preamble hereto.
     “Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities covered by such Registration Statement, and all amendments and supplements thereto, including post-effective amendments and any and all information incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble hereto.
     “Registered Exchange Offer” shall mean the offer of the Company and the Guarantors to issue and deliver to Holders that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the Exchange Securities.
     “Registrable Securities” shall mean (i) Securities other than those that (A) have been registered under a Registration Statement and exchanged or disposed of pursuant to such Registration Statement, (B) are Freely Tradable, or (C) cease to be outstanding, and (ii) any

Exchange Securities, the resale of which by the Holder thereof requires compliance with the prospectus delivery requirements of the Act.
     “Registration Default” shall have the meaning set forth in Section 8 hereof.
     “Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.
     “Securities” shall have the meaning set forth in the preamble hereto.
     “Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.
     “Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.
     2. Registered Exchange Offer. (a) Unless a Registered Exchange Offer shall not be permissible by applicable law or Commission policy, the Company and the Guarantors shall use their respective reasonable best efforts to (i) prepare and, within 210 calendar days after the Closing Date, file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer, (ii) cause the Exchange Offer Registration Statement to become effective under the Act and commence the Registered Exchange Offer promptly after such effectiveness and (iii) keep the Exchange Offer Registration Statement effective until the closing of the Registered Exchange Offer and (iv) cause the Registered Exchange Offer to be consummated not later than the 270th calendar day following the Closing Date (or, if such 270th day is not a Business Day, the next succeeding Business Day) (the “Exchange Date”).
          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder is not an Affiliate of the Company or any of the Guarantors, acquires the Exchange Securities in the ordinary course of such Holder’s business, has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Act.
          (c) In connection with the Registered Exchange Offer, the Company and the Guarantors shall:
               (i) mail or cause to be mailed to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
               (ii) keep the Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);
               (iii) use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, under the Act to ensure that it is available for sales of Exchange Securities by Exchanging Dealers during the Exchange Offer Registration Period;
               (iv) utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee or an Affiliate of the Trustee;
               (v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;
               (vi) prior to effectiveness of the Exchange Offer Registration Statement, if requested by the staff of the Commission, provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Company and the Guarantors have not entered into any arrangement or understanding with any person to distribute the Exchange Securities to be received in the Registered Exchange Offer and that, to the best of the Company’s and the Guarantors’ information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities; and
               (vii) comply in all material respects with all applicable laws.
          (d) As soon as practicable after the close of the Registered Exchange Offer, the Company and the Guarantors shall:

               (i) accept for exchange all Securities properly tendered and not validly withdrawn pursuant to the Registered Exchange Offer on or prior to its expiration;
               (ii) deliver or cause to be delivered to the Trustee for cancellation in accordance with Section 4(q) all Securities so accepted for exchange; and
               (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of Exchange Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.
          (e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling LLP dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company, the Guarantors or one of their respective Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company and the Guarantors that, at the time of the consummation of the Registered Exchange Offer:
               (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business;
               (ii) such Holder will have no arrangement or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Act; and
               (iii) such Holder is not an Affiliate of the Company or any of the Guarantors.
          (f) If any Initial Purchaser determines that it is prohibited by law or Commission policy from participating in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company and the Guarantors shall issue and deliver to the person purchasing Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of Exchange Securities.
     3. Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) the Registered Exchange Offer has not been consummated by the Exchange Date; or (iii) any Holder notifies the Company within 30 days following the consummation of the Registered Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Registered Exchange Offer; (B) it may not resell the Exchange Securities acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) it is a broker-dealer and owns Securities acquired directly from the Company or an affiliate of the Company, then the Company and the Guarantors shall effect a Shelf Registration Statement in accordance with subsection (b) below.
          (b) (i) The Company and the Guarantors shall use their respective reasonable best efforts to file with the Commission within 30 days after such filing obligation arises, but in no event earlier than the 210th calendar day after the Closing Date, and shall use their respective reasonable best efforts to cause to be declared effective under the Act within 75 days of such filing, pursuant to subsection (a) of this Section 3, a Shelf Registration Statement relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder shall be entitled to have the Securities held by it covered by such Shelf Registration Statement or be entitled to use a Prospectus forming a part thereof unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and has returned to the Company a completed and signed selling securityholder questionnaire in reasonable and customary form by the reasonable deadline for responses set forth therein; and provided further, that with respect to Exchange Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company and the Guarantors may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.
          (ii) The Company and the Guarantors shall use their respective reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the first to occur of (A) the date upon which all the Securities or Exchange Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, become Freely Tradable or cease to be outstanding or (B) two years after the Closing Date.
          (iii) Subject to the provisions of Section 4 hereof, the Company and the Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply as to form in all material respects with the applicable requirements of the Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

     4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:
          (a) The Company and the Guarantors shall:
               (i) furnish to the Initial Purchasers, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (but excluding all documents incorporated by reference therein after the initial filing) and shall use their respective reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably propose;
               (ii) include the information (as may be revised at the request or requirement of the Commission) substantially in the form set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;
               (iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and
               (iv) in the case of a Shelf Registration Statement, include the names of the Holders (to the extent provided by such Holders) that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders; provided, that, the Company shall not be required to include the name of any Holder that has not complied with the requirements set forth in Section 3(b)(i) hereof.
          (b) Subject to the following provisions of this Section 4, the Company and the Guarantors shall use their respective reasonable best efforts to ensure that:
               (i) any Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto complies as to form in all material respects with the Act; and
               (ii) any Registration Statement and any amendment thereto does not, as of the effective date of the Registration Statement or such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.
          (c) The Company and the Guarantors shall advise the Initial Purchasers, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company or any Guarantor a telephone or facsimile number and address for notices (a “Known Exchanging Dealer”), and, if requested by the Initial Purchasers or any such Holder or Known Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company and the Guarantors shall have remedied the basis for such suspension):
               (i) when the relevant Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;
               (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;
               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;
               (iv) of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and
               (v) at a time when a Prospectus is required to be delivered under the Act, of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.
          (d) The Company and the Guarantors shall use their respective reasonable best efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction, and if issued to obtain as soon as possible the withdrawal thereof.
          (e) The Company and the Guarantors shall furnish, upon written request, to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto.
          (f) The Company and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. Subject to the provisions of this Section 4, the Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement (in each case, if such Holder is properly named in such Prospectus, as amended and supplemented), except during any suspension period referred to in Section 4(c) above or Section 4(k) below.

          (g) The Company and the Guarantors shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto.
          (h) The Company and the Guarantors shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. Subject to the provisions of this Section 4, the Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement (in each case, if such Initial Purchaser, Exchanging Dealer or other person is properly named in such Prospectus, as amended and supplemented), except during any suspension period referred to in Section 4(c) above or Section 4(k) below.
          (i) Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Company and the Guarantors shall arrange, if necessary, for the qualification of the Securities or the Exchange Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject, or to subject itself to taxation in any jurisdiction where it is not now subject.
          (j) The Company and the Guarantors shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Exchange Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.
          (k) (i) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above or subsection (k)(ii) below, the Company and the Guarantors shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare and file a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the Exchange Offer Registration Period and the Shelf Registration Period shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) or Section 4(k)(ii), as applicable, to and including the date when the Initial Purchasers, the Holders of the

Securities covered by any Shelf Registration Statement and any Known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section or shall have been advised in writing by the Company and the Guarantors that the Prospectus may be used.
(ii) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, or the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of NII Holdings, Inc. (the “Parent”), makes it appropriate to suspend the availability of a Registration Statement and the related Prospectus, the Parent shall give notice (without notice of the nature or details of such events) to the Holders of the Securities covered by any Shelf Registration Statement, the Initial Purchasers and any Known Exchanging Dealer, as applicable, that the Registration Statement is suspended and, upon actual receipt of any such notice, each such Holder, Initial Purchaser and Exchanging Dealer, as applicable, agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder, Initial Purchaser or Exchanging Dealer, as applicable, shall have received such amended or supplemented Prospectus pursuant to this Section or have been advised in writing by the Parent that the Prospectus may be used. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.
               (l) The Company and the Guarantors shall comply in all material respects with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement.
               (m) The Company and the Guarantors may require each Holder of Registrable Securities to be sold pursuant to any Registration Statement to furnish to the Company and the Guarantors such information regarding the Holder and the distribution of such securities as the Company and the Guarantors may from time to time reasonably require for inclusion in such Registration Statement, including such information requested or required by the Commission. The Company and the Guarantors may exclude from such Registration Statement the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after such request. Each Holder as to which Registrable Securities are being included in a Registration Statement agrees to furnish to the Company all information with respect to such Holder necessary to make any information previously furnished to the Company by such Holder pursuant to this Section 4(m) or otherwise not materially misleading.
               (n) In the case of any Shelf Registration Statement, the Company and the Guarantors shall enter into reasonable and customary agreements (including, if requested, an underwriting agreement in reasonable and customary form) and take all other reasonably appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.
               (o) In the case of any Shelf Registration Statement, the Company and the Guarantors shall, if requested:

               (i) subject to the execution of confidentiality agreements reasonably satisfactory to the Parent, upon reasonable prior written notice and during regular business hours, make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter, at the Parent’s principal place of business, all relevant financial and other records and pertinent corporate documents of the Parent and its subsidiaries reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that with respect to any attorney engaged by the Holders or any underwriter, the foregoing inspection and information gathering shall be coordinated by one counsel designated by the Holders and one counsel designated by the underwriter or underwriters;
               (ii) subject to the execution of confidentiality agreements reasonably satisfactory to the Parent, upon reasonable prior written notice and during regular business hours, cause the Parent’s officers, employees, accountants and auditors to supply, at the Parent’s principal place of business, all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that with respect to any attorney engaged by the Holders or any underwriter, the foregoing inspection and information gathering shall be coordinated by one counsel designated by the Holders and one counsel designated by the underwriter or underwriters;
               (iii) in connection with an underwritten offering pursuant to such Shelf Registration Statement, make such representations and warranties to the underwriters, in form, substance and scope as are reasonably and customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;
               (iv) in connection with an underwritten offering pursuant to such Shelf Registration Statement, use reasonable best efforts to obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to the underwriters, covering such matters concerning the Company and the Guarantors as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters;
               (v) in connection with an underwritten public offering pursuant to such Shelf Registration Statement, use reasonable best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Parent (and, if necessary, any other independent certified public accountants of any subsidiary of the Parent or of any business acquired by the Parent for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, in customary form reasonably acceptable to such independent certified public accountants and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

               (vi) deliver such documents and certificates as may be reasonably requested by the Managing Underwriters, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or any other customary agreement entered into by the Company in connection therewith.
The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (o) shall be performed at each closing under any underwriting or similar customary agreement as and to the extent required thereunder.
          (p) In the case of any Exchange Offer Registration Statement, the Company and the Guarantors shall, if requested by an Initial Purchaser, or by a Broker-Dealer that holds Securities that were acquired as a result of market making or other trading activities:
               (i) subject to the execution of confidentiality agreements reasonably satisfactory to the Parent, upon reasonable prior written notice and during regular business hours, make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, at the Parent’s principal place of business, all relevant financial and other records, pertinent corporate documents and properties of the Parent and its subsidiaries reasonably requested by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; and
               (ii) subject to the execution of confidentiality agreements reasonably satisfactory to the Parent, upon reasonable prior written notice and during regular business hours, cause the Parent’s officers, employees, accountants and auditors to supply, at the Parent’s principal place of business, all relevant information reasonably requested by the requesting party, and any attorney, accountant or other agent retained by the requesting party in connection with any such Registration Statement as is customary for similar due diligence examinations.
          (q) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other person as directed by the Company) in exchange for the Exchange Securities, the Company and the Guarantors shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the Exchange Securities. In no event shall the Securities be marked as paid or otherwise satisfied.
          (r) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantors shall provide reasonable assistance to such Broker-Dealer in making filings in accordance with the FINRA Rules.
          (s) The Company and the Guarantors shall use their respective reasonable best efforts to take all other steps necessary to effect the registration of the Securities or the Exchange Securities, as the case may be, covered by a Registration Statement.

     5. Registration Expenses. The Company and the Guarantors shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm of counsel (which shall initially be Shearman & Sterling LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) in connection with the preparation, filing and effectiveness of such Shelf Registration Statement. Notwithstanding the foregoing, the Holders of the Securities or Exchange Securities being registered shall pay all agency fees and commissions and underwriting discounts, commissions and costs attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by or on behalf of such Holders (severally or jointly), other than the counsel specifically referred to above.
     6. Indemnification and Contribution. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder of Securities or Exchange Securities, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers, employees, Affiliates and agents of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and any Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or any Guarantor by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company and any Guarantor may otherwise have.
     The Company and the Guarantors also, jointly and severally, agree to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Securities or Exchange Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees, Affiliates and agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(n) hereof.
     (b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser as a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantors, each of their respective directors, officers, employees, Affiliates and agents and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each such Holder, but only with reference to written information relating to such Holder furnished to the Company or any Guarantor by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided that, in each case, not more than one such separate counsel shall be employed for all indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties (such consent not to be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In addition, no indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld, conditioned or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Securities, or in the case of an Exchange Security, as applicable to such Exchange Securities, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or Exchange Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, each director, officer, employee, Affiliate and agent of either the Company or any Guarantor shall have the same rights to contribution as the Company or any Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).
     (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any Guarantor or any of the indemnified parties referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.
     7. Underwritten Registrations. (a) If any of the Securities or Exchange Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders, such selection to be subject to the Company’s prior written approval, not to be unreasonably withheld, conditioned or delayed.
     (b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or Exchange Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
     8. Registration Defaults and Additional Interest . If (a) the Exchange Offer Registration Statement has not been filed with the Commission by the 210th calendar day after the Closing Date, (b) on or prior to the Exchange Date, the Registered Exchange Offer has not been consummated, (c) on or prior to the 75th day after the filing of a Shelf Registration Statement, such Shelf Registration Statement has not been declared effective, or (d) after the Shelf Registration Statement or the Exchange Offer Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales or exchanges of Securities or Exchange Securities in accordance with and during the periods specified in this Agreement (other than as permitted pursuant to Section 4(c) or Section 4(k)(ii))(each such event referred to in clauses (a) through (d), (a “Registration Default”), interest (“Additional Interest”) will accrue, and be paid as liquidated damages, on the principal amount of the Securities and the Exchange Securities that are not Freely Tradable (“Restricted Securities”) (in addition to the stated interest on such Restricted Securities) from and including the date on which any such Registration Default shall occur to but excluding the date that is the earlier of (i) the date on which all Registration Defaults have been cured or (ii) the date such Restricted Securities become Freely Tradable. Additional Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. If, after the cure of all Registration

Defaults then in effect, there is a subsequent Registration Default, the rate of Additional Interest for such subsequent Registration Default shall initially be 0.25% regardless of the rate in effect with respect to any prior Registration Default at the time of cure of such Registration Default.
     All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Security at the time such Security is exchanged for an Exchange Security shall survive until such time as all such obligations with respect to such Security have been satisfied in full.
     9. No Inconsistent Agreements. The Company and the Guarantors have not entered into, and agree not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.
     10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given at any time, unless the Company and the Guarantors have obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities then outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company and the Guarantors shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantors have obtained the written consent of each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or Exchange Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders in any material respect may be given by the Majority Holders, determined on the basis of Securities or Exchange Securities, as the case may be, being sold rather than registered under such Registration Statement.
     11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:
          (a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture;
          (b) if to the Initial Purchasers, initially at the address or addresses set forth in the Purchase Agreement; and

          (c) if to the Company or any Guarantor, initially at its address set forth in the Purchase Agreement.
     All such notices and communications shall be deemed to have been duly given when received.
     The Initial Purchasers, the Company and the Guarantors by notice to the other parties may designate additional or different addresses for subsequent notices or communications.
     12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement (if an Initial Purchaser) or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.
     13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company or any Guarantor thereto, subsequent Holders of Securities and the Exchange Securities, and the indemnified persons referred to in Section 6 hereof. The Company and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Securities and the Exchange Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.
     14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
     17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by applicable law.
     18. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by the Company, the Guarantors or any of their respective Affiliates (other than subsequent Holders of Securities or

Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantors and the several Initial Purchasers.

Very truly yours, NII CAPITAL CORP.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	VP and Secretary

NII HOLDINGS, INC.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	VP, General Counsel and Secretary

NEXTEL INTERNATIONAL (SERVICES), LTD.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	VP and Secretary

NII FUNDING CORP.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	VP and Secretary

NII AVIATION, INC.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	VP and Secretary
NII Capital Corp.
Registration Rights Agreement

NEXTEL INTERNATIONAL (URUGUAY), INC.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	VP and Secretary

MCCAW INTERNATIONAL (BRAZIL), LTD.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	VP and Secretary

AIRFONE HOLDINGS, INC.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	VP and Secretary

NII MERCOSUR, LLC

By:	NII HOLDINGS, Inc. as Manager

By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	VP, General Counsel & Secretary

NII Capital Corp.
Registration Rights Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Morgan Stanley & Co. Incorporated J.P. Morgan Securities Inc.

By: Morgan Stanley & Co. Incorporated

By:	/s/ Subhalakshmi Ghosh-Kohli Name: Subhalakshmi Ghosh-Kohli
Title: Authorized Signatory

By:	J.P. Morgan Securities Inc.

By:	/s/ Jacob Steinberg_

Name: Jacob Steinberg
Title: Executive Director
NII Capital Corp.
Registration Rights Agreement

SCHEDULE I
Guarantors
NII Holdings, Inc.
Nextel International (Services), Ltd.
NII Funding Corp.
NII Aviation, Inc.
Nextel International (Uruguay), Inc.
McCaw International (Brazil), Ltd.
Airfone Holdings, Inc.
NII Mercosur, LLC

ANNEX A
     Each broker-dealer that receives exchange securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. NII Capital Corp. has agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B
     Each broker-dealer that receives exchange securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange securities. See “Plan of Distribution.”

ANNEX C
PLAN OF DISTRIBUTION
     Each broker-dealer that receives exchange securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. NII Capital Corp. has agreed that, beginning on the date of consummation of the exchange offer and ending on the close of business 180-days after the consummation of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ___, ___, all dealers effecting transactions in the exchange securities may be required to deliver a prospectus.
     The company will not receive any proceeds from any sale of exchange securities by brokers-dealers. Exchange securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange securities. Any broker-dealer that resells exchange securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of exchange securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.
     For a period of one year after the consummation of the exchange offer, NII Capital Corp. will promptly send a reasonable number of additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. NII Capital Corp. has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

ANNEX D
Rider A
PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
Name:
Address:
Rider B
If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Securities. If the undersigned is a Broker-Dealer that will receive Exchange Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

D-1